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                          CERTIFICATE OF INCORPORATION

                                       OF

                                RANGAIRE GP, INC.

            FIRST: The name of the Corporation is Rangaire GP, Inc.

            SECOND: The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of the State of Delaware.

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares of Common Stock of the par value of One Cent ($.01) per share.

            FIFTH: The name and mailing address of the incorporator is Michael
J. Sharon; Nortek, Inc.; 50 Kennedy Plaza; Providence, RI 02903.

            SIXTH: The Corporation is to have perpetual existence.

            SEVENTH: Elections of Directors need not be by written ballot unless the by-laws of the Corporation so provide.

            EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the with respect to any acts or omissions of such director occurring prior to such amendment or repeal,

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           I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of December, 1996.


                                               /s/ Michael J. Sharon
                                               ------------------------
                                               Michael J. Sharon


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